AGREEMENT AND PLAN OF MERGER




                                  BY AND AMONG



                            VDC COMMUNICATIONS, INC.

                Voice & Data Communications (Latin America), Inc.

                              RARE TELEPHONY, INC.

                                       AND

                    THE SHAREHOLDERS OF RARE TELEPHONY, INC.
















Effective Date:  May ___, 2000

                                TABLE OF CONTENTS



ARTICLE I:  MERGER OF RARE TELEPHONY WITH AND INTO SUB  AND RELATED MATTERS                                       1

   1.1 The Merger.                                                                                                1

   1.2 Conversion of Stock.                                                                                       2

   1.3 Merger Consideration.                                                                                      3

   1.4 Additional Rights; Taking of Necessary Action; Further Action.                                             4

   1.5 Dissenters' Rights.                                                                                        4

   1.6 No Further Rights or Transfers.                                                                            4


ARTICLE II:  THE CLOSING                                                                                          5

   2.1 Closing Date.                                                                                              5

   2.2 Closing Transactions.                                                                                      5


ARTICLE III:  CERTAIN CORPORATE ACTION                                                                           10

   3.1 Rare Telephony Corporate Action.                                                                          10

   3.2 Acquiror Corporate Action.                                                                                10


ARTICLE IV:  REPRESENTATIONS AND WARRANTIES                                                                      10

   4.1 Representations and Warranties of Rare Telephony and the Rare Telephony Shareholders.                     10

   4.2 Representations and Warranties of Acquiror and the Sub.                                                   21


ARTICLE V:  AGREEMENTS OF THE PARTIES                                                                            23

   5.1 Access to Information.                                                                                    23

   5.2 Confidentiality; No Solicitation.                                                                         23

   5.3 Interim Operations.                                                                                       25

   5.4 Consents.                                                                                                 26

   5.5 Filings.                                                                                                  27

   5.6 All Reasonable Efforts.                                                                                   27

   5.7 Public Announcements.                                                                                     27

                                       i

   5.8 Notification of Certain Matters.                                                                          27

   5.9 Expenses.                                                                                                 28

   5.10 Registration Rights; Resale Restrictions                                                                 28

   5.11 Documents at Closing.                                                                                    29

   5.12 Prohibition on Trading in Acquiror and Sub Stock.                                                        29

   5.13 Production of Schedules and Exhibits.                                                                    30

   5.14 Loan Documents.                                                                                          30

   5.15 Acknowledgment of Approvals.                                                                             30

    5.16 Audit.                                                                                                  30


    5.17 Appointment to Board of Directors.                                                                      30


    5.18 Consents from Rare Telephony Shareholders.                                                              31


    5.19 Vrabel Indemnification.                                                                                 31



ARTICLE VI:  CONDITIONS TO CONSUMMATION OF THE MERGER                                                            31

   6.1 Conditions to Obligations of Rare Telephony and the Rare Telephony Shareholders.                          32

   6.2 Conditions to Acquiror's and the Sub's Obligations.                                                       32


ARTICLE VII:  INDEMNIFICATION                                                                                    34

   7.1 Indemnification.                                                                                          35


ARTICLE VIII:  TERMINATION                                                                                       36

   8.1 Termination.                                                                                              36

   8.2 Notice and Effect of Termination.                                                                         37

   8.3 Extension; Waiver.                                                                                        38

   8.4 Amendment and Modification.                                                                               38


ARTICLE IX:  MISCELLANEOUS                                                                                       39

   9.1 Survival of Representations and Warranties.                                                               39

                                       ii

   9.2 Notices.                                                                                                  39

   9.3 Entire Agreement; Assignment.                                                                             40

   9.4 Binding Effect; Benefit.                                                                                  40

   9.5 Headings.                                                                                                 40

   9.6 Counterparts.                                                                                             40

   9.7 Governing Law; Arbitration.                                                                               40

   9.8 Severability.                                                                                             41

   9.9 Release and Discharge.                                                                                    41

   9.10 Construction.                                                                                            41

   9.11 Read and Understood.                                                                                     42

   9.12 Remedies Cumulative.                                                                                     42


   9.13 Certain Definitions.                                                                                     42


                             EXHIBITS AND SCHEDULES




EXHIBITS
--------

Exhibit 1.3(b)(ii)                  Escrow Agreement

Exhibit 2.2(a)(ii)                  Investment Letter

Exhibit 5.10                        Registration Rights Agreement

Exhibit 5.14                        Funding Agreement

Exhibit 6.2(m)(1)                   Form of Employment Agreement

Exhibit 6.2(m)(2)                   Form of Employment Agreement

Exhibit 6.2(m)(3)                   Form of Executive Employment Agreement

Exhibit 6.2(m)(4)                   Form of Consulting Agreement for Thomas N. Salzano

Exhibit 6.2(m)(5)                   Form of Consulting Agreement for Peter J. Salzano



SCHEDULES
---------

Schedule 4.1(a)                     Articles of Incorporation and Bylaws of Rare Telephony
                                    Communications, Inc.

Schedule 4.1(a)(i)                  Certificate of Incorporation and Bylaws of Cash Back Rebates LD.com, Inc.

Schedule 4.1(a)(ii)                 Articles of Incorporation of Free dot Calling.com, Inc.

Schedule 4.1(d)                     Options, etc. - Rare Companies

Schedule 4.1(d)(iii)                Names changes, etc. - Rare Companies

Schedule 4.1(e)                     Financial Statements - Rare Companies

Schedule 4.1(g)                     Litigation - Rare Companies

Schedule 4.1(h)                     Tax Returns - Rare Companies

Schedule 4.1(k)                     Encumbrances on Personal Property - Rare Companies

Schedule 4.1(l)                     Names and Marks - Rare Companies

                                       iv

Schedule 4.1(m)                     Leases and Agreements - Rare Companies

Schedule 4.1(n)                     Conflicting Interests - Rare Companies

Schedule 4.1(p)                     Certain Changes and Events - Rare Companies

Schedule 4.2(g)                     Litigation - VDC Communications, Inc.

Schedule 6.2(m)                     Employees to Sign New Agreements - Rare Companies

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of May 25, 2000, by and among VDC COMMUNICATIONS, INC., a Delaware corporation ("Acquiror"), Voice & Data Communications (Latin America), Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), RARE TELEPHONY, INC., a Nevada corporation (f/k/a Washoe Technology Corporation) ("Rare Telephony"), and those individuals and entities whose names appear on the signature page hereof in their capacity as holders of all of the outstanding common stock of Rare Telephony (the "Rare Telephony Shareholders").


                                    Recitals


         WHEREAS, Acquiror, Sub, and Rare Telephony have determined that it is in the best interests of their respective shareholders for Rare Telephony to merge with and into Sub upon the terms and subject to the conditions set forth in this Agreement;


         WHEREAS, the respective Boards of Directors of Acquiror, Sub, and Rare Telephony have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement; and


         WHEREAS, for federal income tax purposes, it is intended that this merger shall qualify as a tax-free reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").


         NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Agreement and Plan of Merger shall be as follows:

                                    ARTICLE I
                   MERGER OF RARE TELEPHONY WITH AND INTO SUB
                               AND RELATED MATTERS

         1.1      The Merger.

                  (a) Upon the terms and conditions of this Agreement, at the "Effective Time" (as defined herein), Rare Telephony shall be merged with and into the Sub (the "Merger") in accordance with the provisions of Chapters 78 and 92A of the Nevada Revised Statutes ("NRS") and the Delaware General Corporation Law (the "DGCL") and the separate corporate existence of Rare Telephony shall cease, and the Sub shall continue as the surviving corporation under the laws of the state of Delaware with the corporate name "RARE TELEPHONY, INC." (the "Surviving Corporation").

                  (b) The Merger shall become effective as of the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of Delaware and Articles of Merger (or a Certificate of Merger) with the Secretary of State of Nevada, in accordance with the provisions of Section 252 of the DGCL and Section 92A.200 of the NRS, and the confirmation by the Certificate of Merger that the Merger is effective as of such filing date. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."

                  (c)      At the Effective Time:

                           (i)      the Sub shall  continue its  existence under
the laws of the State of Delaware as the Surviving Corporation;


                           (ii)     the separate  corporate  existence  of  Rare
Telephony shall cease;


                           (iii)    all  rights,  title and  interests  to   all
assets, whether tangible or intangible and any property or property rights owned by Rare Telephony shall be allocated to and vested in the Sub as the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon, and all liabilities and obligations of Rare Telephony shall be allocated to the Sub as the Surviving Corporation which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than the Sub as the Surviving Corporation, shall be liable therefor;

                           (iv)     the Certificate of Incorporation of the  Sub
as in effect immediately prior to the consummation of the Merger, other than the name of the Sub which shall be changed to "Rare Telephony, Inc." in connection with the Merger, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation;

                           (v)      Each of Acquiror,  Sub  and  Rare  Telephony
shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, the Certificate of Merger and with the Secretary of State of the State of Nevada, the Articles of Merger (or Certificate of Merger), with such amendments thereto as the parties hereto shall deem mutually acceptable; and

                           (vi)     the Bylaws of Sub, as in effect  immediately
prior to the consummation of the Merger, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such Bylaws.

         1.2      Conversion of Stock.

                  At the Effective Time, and without any action on the part of the parties hereto, the Rare Telephony Shareholders or any other party:

                  (a) the shares representing 100% of the issued and outstanding common stock of Rare Telephony ("Rare Telephony Common Stock") as of the Closing (the "Closing") (as such term is defined in Section 2.1 below) (other than "Dissenting Shares", as defined herein) shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into and represent the right to receive, and shall be exchangeable for the merger consideration identified at Section 1.3 hereafter (the "Merger Consideration");

                  (b) each share of capital stock of Rare Telephony held in treasury as of the Effective Time shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof;

                  (c) each share of common stock of the Sub that is issued and outstanding as of the Effective Time (100 shares of common stock of Sub owned by Acquiror prior to the Effective Time) shall continue to represent one share of common stock of the Surviving Corporation after the Merger, which shares shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation;

                  (d) from and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Rare Telephony Common Stock (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time. After the Effective Time, certificates for shares of Rare Telephony Common Stock (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time shall be canceled and exchanged for the consideration to be received therefor in connection with the Merger as provided in this Agreement; and

                  (e) no fractional shares of stock shall be issued in the Merger, and each holder of Rare Telephony Common Stock entitled to receive as part of the Merger Consideration fractional shares shall receive that number of shares of stock rounded to the nearest whole number; provided, however, that the Merger Consideration shall in no event exceed 1,551,020 shares of Acquiror common stock.

         1.3      Merger Consideration.

         The Merger Consideration consisting of the total purchase price payable to the holders of 100% of the Rare Telephony Common Stock in connection with the acquisition by merger of Rare Telephony shall consist exclusively of 1,551,020 shares of Acquiror common stock (the "Merger Consideration"), par value $.0001 per share ("Acquiror Common Stock").

                  (a) The Merger Consideration shall be allocated among the holders of 100% of the Rare Telephony Common Stock in the proportion of their share ownership of the outstanding common stock of Rare Telephony as of the date of the Closing.

                  (b) The Merger Consideration shall be paid and delivered in the following manner:

                           (i)      At the Closing,  775,512 shares of  Acquiror
Common Stock shall be delivered to the Rare Telephony Shareholders; and

                           (ii)     At the  Closing, Acquiror shall issue in the
name of the Rare Telephony Shareholders an additional 775,508 shares of Acquiror Common Stock (the "Escrow Shares") and shall deliver such shares to the Escrow Agent to be held in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit 1.3(b)(ii) and made a part hereto (the "Escrow Agreement"). THE Rare Telephony Shareholders ACKNOWLEDGE THAT THE ESCROW AGREEMENT PROVIDES FOR THE FORFEITURE OF a portion OF THE MERGER CONSIDERATION UNDER CERTAIN CONDITIONS.

                  (c) The shares of Acquiror Common Stock to be delivered at the Closing and the shares of Acquiror Common Stock released from escrow by the Escrow Agent shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances except that all of such shares of Acquiror Common Stock shall be "restricted securities" as such term is defined in Rule 144, promulgated under the Securities Act of 1933, as amended (the "Act") and shall be subject to contractual restrictions on resale as provided for in Section 5.10.

         1.4      Additional Rights; Taking of Necessary Action; Further Action.

                  Each of Acquiror, Sub, Rare Telephony and Rare Telephony Shareholders, respectively, shall use their best efforts to take all such action as may be necessary and appropriate to effectuate the Merger under the NRS and DGCL as promptly as possible, including, without limitation, the filing of the Certificate of Merger and the Articles of Merger (or Certificate of Merger) consistent with the terms of this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in Sub as the Surviving Corporation full right, title and possession to all assets, property, rights, privileges, powers and franchises of Rare Telephony, the officers of such corporations are fully authorized in the name of their corporations or otherwise, and notwithstanding the Merger, to take, and shall take, all lawful and necessary action.

         1.5      Dissenters' Rights.

                  Each of Rare Telephony and the Rare Telephony Shareholders acknowledge that dissenters' rights are available to each of the Rare Telephony Shareholders pursuant to the NRS and that (i) Rare Telephony has complied with the provisions of the NRS in notifying each Rare Telephony Shareholder of the availability of such rights; and (ii) pursuant to the provisions of the NRS, if the appropriate procedures and guidelines are followed, any dissenting shareholders ("Dissenting Shareholders"), in lieu of the Merger Consideration, shall be entitled to receive the fair value of their shares in accordance with the provisions of the NRS.

         1.6      No Further Rights or Transfers.

                  At and after the Effective Time, the shares of capital stock of Rare Telephony outstanding immediately prior to the Effective Time shall cease to provide any rights to the shareholders of Rare Telephony or the

Surviving Corporation, except for the right to surrender the certificate or certificates representing such shares and to receive the Merger Consideration as provided in this Agreement.

                                   ARTICLE II


                                   THE CLOSING


         2.1      Closing Date.

                  Subject to satisfaction or waiver of all conditions precedent set forth in Article VI of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of the Acquiror, 75 Holly Hill Lane, Greenwich, CT 06830, at 10:00 a.m., local time on the later of: (i) the first Business Day following the day upon which all appropriate Acquiror corporate action and Rare Telephony corporate action has been taken in accordance with
Article III of this Agreement; or (ii) the day on which the last of the conditions precedent set forth in Article VI of this Agreement is fulfilled or waived, or (iii) at such other time, date and place as the parties may agree, but in no event shall such date be later than June 30, 2000, unless such date is extended by the mutual written agreement of the parties.

         2.2      Closing Transactions.

                  At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                  (a) Rare Telephony and all holders of the Rare Telephony Common Stock shall take, or shall cause to be taken, the following actions:

                           (i)      Each of the holders of Rare Telephony Common
Stock (other than Dissenting Shareholders) shall surrender and deliver to the Sub as the Surviving Corporation the certificate or certificates representing all of their shares of Rare Telephony Common Stock;

                           (ii)     Each of the holders of Rare Telephony Common
Stock (other than Dissenting Shareholders) shall, to the extent necessary to comply with applicable federal and state securities laws (including, if applicable, Rule 145 promulgated under the Act), execute and deliver at the Closing a copy of an investment letter in a form mutually agreed upon by the parties and attached to this Agreement as Exhibit 2.2(a)(ii) ("Investment Letter");

                           (iii) Any outstanding shareholder agreements relating
to Rare Telephony Common Stock shall have been terminated and evidence of such termination satisfactory to Acquiror shall have been delivered to Acquiror;

                           (iv)     Rare  Telephony  and  the  holders  of  Rare
Telephony Common Stock shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Nevada, the Articles of Merger (or Certificate of Merger) with such amendments thereto as the parties hereto shall deem mutually acceptable;

                           (v)      A  certificate  shall be  executed  by  Rare
Telephony and the holders of Rare Telephony Common Stock to the effect that all representations and warranties made by Rare Telephony and the Rare Telephony Shareholders under this Agreement are true and correct as of the Closing, as though originally given to Acquiror and Sub on said date;

                           (vi)     Certificates   of  good  standing  shall  be
delivered by Rare Telephony from the Secretary of State of the State of Nevada or the Secretary of State of the State of Delaware, as the case may be, dated at or about the Closing, to the effect that Rare Telephony, Cash Back Rebates LD.com, Inc., a Delaware corporation ("Cash Back") and Free dot Calling.com, Inc., a Nevada corporation ("Free"), are in good standing under the laws of the State of Nevada or Delaware, as the case may be;

                           (vii)    An incumbency certificate shall be delivered
by Rare Telephony, Cash Back and Free signed by all of the officers thereof dated at or about the Closing;

                           (viii)   Certified  Articles  of   Incorporation   of
Rare Telephony and Cash Back shall be delivered by Rare Telephony dated at or about the Closing and a copy of the Bylaws of Rare Telephony and Cash Back certified by the Secretary of Rare Telephony and Cash Back, respectively, dated at or about the Closing;

                           (ix)     Certified  Board and shareholder resolutions
shall be delivered by the Secretary of Rare Telephony dated at or about the Closing authorizing the transactions contemplated under this Agreement;

                           (x)      Rare  Telephony  and  the  holders  of  Rare
Telephony Common Stock shall execute and deliver the Escrow Agreement to Acquiror and the Escrow Agent;

                           (xi)     A legal opinion  from  corporate  counsel to
Rare Telephony satisfactory to Acquiror's counsel shall be delivered by Rare Telephony opining, among other things, that the representations made in Sections 4.1(a), (b), (c)(i), (d) and (g) are true and correct;

                           (xii)    A legal  opinion   from   telecommunications
counsel to Rare Telephony satisfactory to Acquiror's counsel shall be delivered by Rare Telephony opining, among other things, that: (1) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Rare Telephony in connection with the execution and delivery of this Agreement by Rare Telephony and the Rare Telephony Shareholders or the consummation by Rare Telephony and the Rare Telephony Shareholders of the transactions contemplated hereby, except certain filings with the Federal Communications Commission ("FCC") and state telecommunications agencies in connection with a change of control of Cash Back; (2) Cash Back has all telecommunications licenses, tariffs, permits, certificates and authorizations (collectively, "Telecommunications Licenses") needed or required for the conduct of Cash Back's business as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a licenses, permit, certificate or authorization would not have a Material Adverse Effect; (3) the Telecommunications Licenses are duly and validly issued, are in full force and effect, and are not now subject to any condition outside the ordinary course;
(4) to the best of counsel's knowledge there is no outstanding adverse judgment, injunction, decree or order that has been issued by the FCC or any state telecommunications office or regulatory agency against Cash Back (or any predecessors in interest), or any action, proceeding, complaint, or investigation initiated by the FCC or any state telecommunications office or regulatory agency against Cash Back (or any predecessors in interest); and (5) neither the consummation of this Merger nor the execution of this Agreement shall result in any violation of the Communications Act of 1934, as amended, the FCC's rules, regulations, decisions or published policies, and will not cause any forfeiture or impairment of Cash Back's 214 license or any other Telecommunications License;

                           (xiii)   An   exclusive    license   or   assignment,
satisfactory in the sole discretion of Acquiror, (or other license acceptable to Acquiror and its counsel) (the "Email License") for Cash Back, Free, or any other Acquiror subsidiary, in Acquiror's sole discretion, to use, for as long as is legally permissible, patent pending email business method which is the subject of a provisional patent application filed by John R. Flanagan for Peter
J. Salzano, Inventor, dated April 7, 2000 shall be delivered by Rare Telephony;

                           (xiv)    An agreement,   satisfactory   in  the  sole
discretion of Acquiror, shall be delivered by Rare Telephony executed by Network Consulting Group, Inc. ("Network") and Acquiror, Rare Telephony or Cash Back, or any combination of said companies in Acquiror's sole discretion (the "Network Agreement"), which documents the fact that Network shall continue to pay and otherwise perform on all equipment leases outstanding as of the date of this Agreement for equipment used by Rare Telephony and Cash Back in their respective businesses (the "Network Equipment") throughout the term of said leases and, at the end of said leases, assuming any one of Acquiror, Sub, Free (as defined below) or Cash Back (as defined below), has paid either the $1 or FMV end of lease payment, shall ensure that title to the Network Equipment passes to Rare Telephony or Cash Back, or both in Acquiror's sole discretion; further the Network Agreement shall provide that Network shall take whatever action is requested by Acquiror or Sub to assign the Qwest Contract to Acquiror, Sub, or one of the Rare Companies, in the sole discretion of Acquiror, if and when Acquiror or Sub so requests;

                           (xv)     Documentation shall  be  delivered  by  Rare
Telephony that documents to the sole satisfaction of Acquiror and its counsel, the transfer of the domain name "CASHBACKREBATESLD.COM" from The Internet Trust to Cash Back;

                           (xvi)    Rare Telephony shall execute and deliver the
Funding Agreement, satisfactory in the sole discretion of Acquiror, to Acquiror;

                           (xvii)   Rare   Telephony   shall   deliver  executed
general releases, satisfactory in the sole discretion of Acquiror, from each of its directors, officers, consultants, employees and shareholders and from any Cash Back directors, officers, consultants, employees and shareholders requested by Acquiror agreeing to: (i) release Rare Telephony and Cash Back from any and all claims, liabilities, obligations and demands; (ii) terminate any employment agreements; and (iii) terminate any shareholder agreements;

                           (xviii)  Each of the parties to this  Agreement shall
have otherwise executed whatever documents and agreements, provided whatever consents or approvals and taken all such actions as are required under this Agreement;

                           (xix)    The Board of Directors of Cash Back and Free
shall be reconstituted. Each of the existing members of Board of Directors of Cash Back and Free shall tender his resignation and nominate to their Board of Directors Frederick A. Moran to serve as the sole director. The newly constituted Boards of Directors shall hold office in accordance with the DGCL or NRS, as the case may be, and shall appoint executive officers in accordance with the DGCL or NRS, as the case may be. Mr. Moran shall also serve as the sole director of Sub; and

                           (xx)     A certificate of  good  standing   shall  be
delivered by Rare Telephony from the Secretary of State of the state of incorporation of Network, dated at or about the Closing, to the effect that Network is in good standing under the laws of the state of Network's incorporation.

                  (b) Acquiror and/or Sub shall take, or shall cause to be taken, the following actions:

                           (i)      Acquiror  shall deliver or shall cause to be
delivered to all of the holders of the Rare Telephony Common Stock (other than Dissenting Shareholders) a certificate or certificates representing the number of shares of that portion of an aggregate number of 775,512 shares of Acquiror Common Stock as such holder is entitled to receive at the Closing (or as soon thereafter as is practical) in connection with the Merger;

                           (ii)     Acquiror  shall,  on  behalf  of itself  and
the Rare Telephony Shareholders, deliver or shall cause to be delivered to the Escrow Agent certificates representing 775,508 shares of Acquiror Common Stock at Closing (or as soon thereafter as is practical);

                           (iii)    Acquiror  and  the  Sub  shall  execute  and
deliver, and file or cause to be filed with the Secretary of the State of Delaware, the Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

                           (iv)     Sub shall  receive  from  the  Secretary  of
State of Delaware a final Certificate of Merger;

                           (v)      A  certificate  for each of the Acquiror and
the Sub shall be executed by their respective Presidents or Chief Executive Officers to the effect that all of the respective representations and warranties of the Acquiror and Sub under this Agreement are true and correct as of the Closing, as though originally given to Rare Telephony on said date;

                           (vi)     A certificate of  good  standing   shall  be
delivered by Sub from the Secretary of State of the State of Delaware, dated at or about the Closing, stating that Sub is in good standing under the laws of such state;

                           (vii)    A  certificate   of  good  standing shall be
delivered by Acquiror from the State of Delaware, dated at or about the Closing, stating that Acquiror is in good standing under the laws of such State;

                           (viii)   Certified   Board   resolutions   shall   be
delivered by the respective Secretary of the Acquiror and Sub dated at or about the Closing authorizing the transactions contemplated under this Agreement;

                           (ix)     Sub will deliver Employment   Agreements  or
Consulting Agreements, satisfactory in the sole discretion of Acquiror, as the case may be, to the individuals listed on Schedule 6.2(m) to this Agreement;

                           (x)      Acquiror and Sub shall execute  and  deliver
the Escrow Agreement, satisfactory in the sole discretion of Acquiror, to Rare Telephony and the Escrow Agent;

                           (xi)     Acquiror  shall   execute  and  deliver  the
Funding Agreement, satisfactory in the sole discretion of Acquiror, to Rare Telephony;

                  (c) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and taken all such actions as are required under this Agreement.

                                  ARTICLE III


                            CERTAIN CORPORATE ACTION

         3.1      Rare Telephony Corporate Action.

                  Rare Telephony shall cause to occur all corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.


         3.2      Acquiror Corporate Action.


                  Acquiror and the Sub shall cause to occur all corporate action necessary on behalf of either of them to effect the Merger and to consummate the other transactions contemplated hereby.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of Rare Telephony and the Rare Telephony Shareholders.

                  As a material inducement to Acquiror and Sub to execute this Agreement and consummate the Merger and other transactions contemplated hereby, Rare Telephony and the Rare Telephony Shareholders, jointly and severally, hereby make the following representations and warranties to Acquiror and Sub. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing as though made on and as of such date.

                  (a) Corporate Existence and Power. There are currently two wholly-owned subsidiaries of Rare Telephony: (1) Cash Back; and (2) Free. Rare Telephony, Cash Back and Free are collectively referred to as the "Rare Companies." Rare Telephony is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Rare Telephony is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. True, correct and complete copies of the Articles of Incorporation and Bylaws of Rare Telephony as amended to date are attached hereto as Schedule 4.1(a) and are made a part hereof.

                           (i)      Cash   Back    is    a    corporation   duly
incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Cash Back is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. True, correct and complete copies of the Articles of Incorporation and Bylaws of Cash Back as amended to date are attached hereto as Schedule 4.1(a)(i) and are made a part hereof.

                           (ii)     Free  is  a  corporation  duly incorporated,
validly existing and in good standing under the laws of the State of Nevada, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Free is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. True, correct and complete copies of the Articles of Incorporation of Free as amended to date are attached hereto as Schedule 4.1(a)(ii) and are made a part hereof.

                           (iii)    Network is a corporation duly  incorporated,
validly existing and in good standing under the laws of the state of its incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Network is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

                  (b) Due Authorization. This Agreement has been duly authorized, executed and delivered by Rare Telephony and the Rare Telephony Shareholders and constitutes a valid and binding agreement of Rare Telephony and the Rare Telephony Shareholders, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors' rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Rare Telephony required under applicable law in order to consummate the Merger will have occurred.

                  (c) No Contravention. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated thereby (including the execution of any documents referenced herein, including, without limitation, employment agreements) will: (i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of Rare Telephony; or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Rare Companies or the Rare Telephony Shareholders or their properties or assets, or result in the creation or imposition of any mortgage, lien, pledge, charge or security interest of any kind ("Encumbrance") on any assets of any of the Rare Companies. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Rare Telephony in connection with the execution and delivery of this Agreement by Rare Telephony and the Rare
Telephony  Shareholders  or the  consummation  by Rare  Telephony  and the  Rare
Telephony Shareholders of the transactions contemplated hereby, except the filing of the Articles of Merger (or Certificate of Merger) with the States of Delaware and Nevada, and certain filings with the FCC and state telecommunications agencies in connection with a change of control of Cash Back.

                  (d) Capitalization and Share Ownership. The currently authorized capital stock of Rare Telephony is 25,000 shares of common stock ("Rare Telephony Common Stock"). There are currently outstanding 25,000 shares of Rare Telephony Common Stock. The outstanding shares of capital stock of Rare Telephony have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as described on Schedule 4.1(d) hereto, there are outstanding (A) no shares of preferred stock or other voting securities of Rare Telephony, (B) no securities of Rare Telephony convertible into or exchangeable for shares of capital stock or voting securities of Rare Telephony and (C) no options, warrants or other rights to acquire from Rare Telephony, and no obligation of Rare Telephony to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Rare Telephony, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any capital stock of Rare Telephony. The Rare Telephony Common Stock to be surrendered in the Merger will be owned of record and beneficially by the Rare Telephony Shareholders, free and clear of all Encumbrances, and have not been sold, pledged, assigned or otherwise transferred. The Rare Telephony Common Stock to be surrendered in the Merger have been issued in compliance with all applicable securities laws. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.

                           (i)      The currently  authorized  capital stock  of
Cash Back is 1,000 shares of common stock. There are currently outstanding 1,000 shares of Cash Back common stock. Rare Telephony owns all of the outstanding shares of Cash Back common stock. The outstanding shares of capital stock of Cash Back have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.


                           (ii)     The currently  authorized  capital stock  of
Free is 10,000,000 shares of common stock. There are currently outstanding 100 shares of Free common stock. Rare Telephony owns all of the outstanding shares of Free common stock. The outstanding shares of capital stock of Free have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.

                           (iii)    Except as set forth in Schedule 4.1(d)(iii),
neither Rare Telephony nor any of its Subsidiaries has, during the six-year period immediately preceding the date hereof, changed its name, been the surviving entity of a merger, consolidation or other reorganization, or acquired all or substantially all of the assets of any Person.

                  (e)      Financial Statements. Attached hereto as Schedule 4.1
(e) and incorporated herein by reference are unaudited interim financial statements for Rare Telephony on a consolidated basis (the "Financial Statements"). Such Financial Statements fairly present in all material respects the financial position of Rare Telephony on a consolidated basis with Cash Back and Free as of the date thereof and the results of operations for the periods then ended (subject to normal year-end adjustments). Upon Acquiror's request Rare Telephony shall update the Financial Statements.

                  (f) No Liabilities. Except for the Remaining Indebtedness (as defined below), at the Closing, Rare Telephony shall have no liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise and, to the knowledge of Rare Telephony and the Rare Telephony Shareholders after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected in this Agreement or any Schedule or Exhibit hereto.

                  (g)      Legal Proceedings;  Orders.  Except  as  described on
Schedule 4.1(g) hereto,  there is no action,  suit,  investigation or proceeding
(or, to the knowledge of Rare Telephony or any one of the Rare Telephony Shareholders, any basis therefor) pending against, or to the knowledge of Rare Telephony or any one of the Rare Telephony Shareholders threatened, against or affecting any of the Rare Companies or any of their properties before any court or arbitrator or any governmental body, agency or official. Except as described on Schedule 4.1(g) hereto:

                           (i)      There  is no  Order to which any of the Rare
Companies or any of their properties is subject.

                           (ii)     Neither  any of the  Rare  Companies nor any
Rare Telephony Shareholder is subject to any Order that relates to the business of, or any of the assets owned or used by any of the Rare Companies.

                           (iii)    No officer,  director, agent, consultant, or
employee of any one of the Rare Companies is subject to any Order that prohibits such officer, director, agent, consultant, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any one of the Rare Companies.

                           (iv)     Both Rare Telephony and Cash Back is, and at
all times since its organization, has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject.

                           (v)      No event has occurred or circumstance exists
that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any of the Rare Companies or any of their properties is subject.

                           (vi)     None of the Rare  Companies has received, at
any time since its organization, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any of the Rare Companies or any of their properties is subject.

Rare Telephony currently has a dispute (the "Dispute") with the landlord of its offices in Passaic, New Jersey (the "Landlord"). Rare Telephony has not breached its lease with the Landlord and none of the Rare Companies will be liable to the Landlord for breach of its lease with the Landlord, or for damages in connection therewith. Due, in part, to the Dispute, the Rare Companies plan to move their operations to a new office at 55 Broad Street in Newark, NJ (the "Move"). The Move will not cost the Rare Companies, or any one of them, more than $55,000 in out of pocket expenses. Any shut down of the operations of the Rare Companies, or any one of them, in connection with the Move shall not exceed two full calendar days (one of which days shall be a Saturday).

The various judgments obtained against the former officer, directors, and/or principals, and/or the spouses of the foregoing, of National TeleCommunications, Inc. (a/k/a National Telecommunications, Inc.) ("NTC") arising out of the operation, management, or business of NTC (the "NTC Judgments") do not, and will not, have a Material Adverse Effect on any one of the Rare Companies or any of their assets. The NTC Judgments do not, and will not, have a Material Adverse Effect on the operations of any one of the Rare Companies.

                  (h) Taxes. Except as set forth on Schedule 4.1(h), Rare Telephony and Cash Back have timely filed all tax returns required to be filed by them, and will timely file when due all tax returns required to be filed by them between the date hereof and the Closing. Rare Telephony and Cash Back have paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of Rare Telephony and Cash Back reflect, or will reflect, adequate reserves for all taxes payable by Rare Telephony which have been, or will be, accrued but are not yet due. None of the Rare Companies is delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against any one of the Rare Companies, Rare Telephony and the Rare Telephony Shareholders are not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending or threatened against any one of the Rare Companies. All taxes which any one of the Rare Companies is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Except as set forth on Schedule 4.1(h), neither Rare Telephony, nor any member of any affiliated or combined group of which Rare Telephony is or has been a member, has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of any one of the Rare Companies, except Encumbrances for current taxes not yet due. There are no tax sharing or tax allocation agreements to which any one of the Rare Companies is now or ever has been a party. None of the Rare Companies will not be required under Section 481(c) of the Code, of 1986, to include any material adjustment in taxable income for any period subsequent to the Merger. None of the Rare Companies (a) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Rare Telephony) and (b) has no liability for the taxes of any Person (other than Rare Telephony) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (i) Compliance with Laws. None of the Rare Companies is in violation of, or has violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony. None of the Rare Telephony Shareholders has violated, any applicable provisions of any laws, statues, ordinances or regulations other than as would not be reasonably likely to constitute a felony or misdemeanor. No such laws, statutes, ordinances or regulations require or are expected to require capital expenditures by any of the Rare Companies that are reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, Rare Telephony has all licenses, permits, certificates and authorizations needed or required for the conduct of Rare Telephony's business as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a license, permit, certificate or authorization would not have a Material Adverse Effect. Without limiting the generality of the foregoing, Cash Back has all licenses, permits, certificates and authorizations needed or required for the conduct of Cash Back's business as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a licenses, permit, certificate or authorization would not have a Material Adverse Effect.

                  (j) Investment Banking Fees. Other than RC&A Group (which will receive an investment banking fee of 81,633 shares of Acquiror Common Stock to be paid directly to RC&A Group by Acquiror (the "Investment Banking Shares")), there is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, Rare Telephony or the Rare Telephony Shareholders to act on its or their behalf who might be entitled to any fee or commission from Rare Telephony, the Rare Telephony Shareholders, Acquiror or the Sub or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

                  (k)      Personal  Property.  Other  than  as  set  forth   on
Schedule 4.1(k), each of the Rare Companies has good and valid title to all of its personal property, tangible and intangible, reflected on the Financial Statements and to all other personal property owned by it, free and clear of any Encumbrance. All equipment, furniture and fixtures and other tangible personal property used by Rare Telephony and Cash Back is in good operating condition and repair and none require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair. All inventory as reflected on the Financial Statements is useable in the ordinary course of business free from material defects. None of the Rare Companies owns a motor vehicle.

                  (l) Intellectual Property; Intangible Property. The corporate names of Rare Telephony, Cash Back, and Free and the trade names, trademarks, and service marks listed on Schedule 4.1(l) are the only names and marks which are used by any one of the Rare Companies in the operation of its business (the "Names and Marks"). Other than Washoe Technology Corporation, Rare Telephony has not done business and has not been known by any other name other than by its Names and Marks. Other than Common Concerns, Inc., Cash Back has not done business and has not been known by any other name other than by its Names and Marks. Each of the Rare Companies owns and has the exclusive right to use all intellectual property presently in use by it and necessary for the operation of its business as now being conducted, which intellectual property includes, but is not limited to, patents, trademarks, trade names, service marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes and other proprietary information. There are no outstanding licenses or consents granting third parties the right to use any intellectual property owned by any one of the Rare Companies or the patent pending email business method which is the subject of a provisional patent application filed by John R. Flanagan for Peter J. Salzano, Inventor, dated April 7, 2000 (the "Email Technology"); other than as set forth in the Email License, no royalties or fees are payable by any one of the Rare Companies, Peter J. Salzano or any other Person to any third party by reason of the use of the Email Technology. No royalties or fees are payable by any one of the Rare Companies to any third party by reason of the use of any of its intellectual property. None of the Rare Companies has received notice of any adversely held patent, invention, trademark, copyright, service mark or trade name of any Person, or any claims of any other Person relating to any of the intellectual property subject hereto, and to the knowledge of Rare Telephony and the Rare Telephony Shareholders, there is no reasonable basis for any such charge or claim. Neither Peter J. Salzano nor John R. Flanagan (or any associate or partner of Mr. Flanagan) has received notice of any adversely held patent, invention, or any claims of any other Person relating to any of the Email Technology, and to the knowledge of Peter J. Salzano and John R. Flanagan, there is no reasonable basis for any such charge or claim. There is no presently known threatened use or encroachment of any such intellectual property.

                  (m) Contracts, Leases, Agreements and Other Commitments. None of the Rare Companies is a party to or bound by any oral, written or implied contracts, agreements, licenses, leases, employment agreements, powers of attorney, guaranties, surety arrangements or other commitments, except for the following (which are hereinafter collectively called the "Corporation Agreements"):

                           (i)      The  leases  and  agreements  described   on
Schedule 4.1(m); and

                           (ii)     Agreements  involving  a  maximum   possible
liability or obligation on the part of Rare Telephony of less than Five Hundred Dollars ($500) in the aggregate.

                  True, correct and complete copies of each Corporation Agreement described and listed under Subsection 4.1(m) have been made available to Acquiror prior to the execution of this Agreement. All of the Corporation Agreements are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Following the Merger, the Surviving Corporation shall become entitled to all rights of Rare Telephony under such of the Corporation Agreements to which Rare Telephony is a party as if the Surviving Corporation were the original party to such Corporation Agreements. Additionally, the Corporation Agreements which are executed by Cash Back or Free, as the case may be, shall continue to be valid, binding and enforceable against the respective parties thereto in accordance with their respective terms following the Merger. All parties to all of the Corporation Agreements have performed all obligations required to be performed to date under such Corporation Agreements, and no party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The consummation of this Agreement and the Merger will not result in an impairment or termination of any of the rights of any of the Rare Companies under any Corporation Agreement. None of the terms or provisions of any Corporation Agreement materially adversely affects the business, prospects, financial condition or results of operations of any one of the Rare Companies.

                  (n)      Conflicting  Interests.   Except  as   set  forth  on
Schedule 4.1(n), no director, officer, consultant, employee of any one of the Rare Companies, no Rare Telephony Shareholder, and no relative or Affiliate of any of the foregoing (i) sells or purchases goods or services from any one of the Rare Companies or has any pecuniary interest in any supplier or client of any of the foregoing or in any other business enterprise with which any one of the Rare Companies conducts business or with which any of the foregoing is in competition, or (ii) is indebted to any one of the Rare Companies except for money borrowed and as set forth on the Financial Statements.

                  (o) Environmental Protection. None of the Rare Companies and the Rare Telephony Shareholders have been notified by any governmental authority, agency or third party, and none of the Rare Companies and the Rare Telephony Shareholders have any knowledge, of any violation by any one of the Rare Companies of any Environmental Statute (as defined below). All registrations by each of the Rare Companies with, licenses from or permits issued by governmental agencies pursuant to environmental, health and safety laws are in full force and effect. The term "Environmental Statutes" means all statutes, ordinances, regulations, orders and requirements of common law concerning discharges to the air, soil, surface water or groundwater and concerning the storage, treatment or disposal of any waste or hazardous substance. There is no hazardous substance at any premises currently or previously occupied by any one of the Rare Companies. None of the Rare Companies has received any notice or any request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of hazardous substances. All hazardous wastes and substances have been stored, treated, disposed of and transported in conformance with all requirements applicable to such hazardous substances and wastes.

                  (p) Absence of Certain Changes or Events. Except as and to the extent set forth on Schedule 4.1(p), since February 1, 2000 there has not been (i) any material adverse change in the business, assets, properties, results of operations, financial condition or prospects of any one of the Rare Companies; (ii) any entry by any one of the Rare Companies into any material commitment or transaction which is not in the ordinary course of business; (iii) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of capital stock of Rare Telephony or any Subsidiary, or any direct or indirect redemption, purchase or any other type of acquisition by any one of the Rare Companies of any shares of its capital stock or any other securities; (iv) any agreement by any one of the Rare Companies, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 4.1 untrue or incorrect; (v) any acquisition of the assets of any one of the Rare Companies, other than in the ordinary course of business and consistent with past practice; or (vi) any execution of any agreement with any executive officer of any one of the Rare Companies providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by any one of the Rare Companies to its officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of any one of the Rare Companies. Since the date of the Financial Statements (dated April 30, 2000), there has not been and there is not threatened, any material adverse change in financial condition, business, results of operations or prospects of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance.

                  (q)      Investment Intent.

                           (i)      The shares of Acquiror Common Stock are  not
being registered under the Act on the basis of the statutory exemption provided by Section 4(2) thereof and/or Regulation D thereunder, relating to transactions not involving a public offering, and the Acquiror's reliance on the statutory exemption thereof is based in part on the representations contained in this Agreement;

                           (ii)     The Rare  Telephony  Shareholders  represent
(a) that they have reviewed such quarterly, annual and periodic reports of the Acquiror (the "Reports") as have been filed with the Securities and Exchange Commission (the "SEC") and that they have such knowledge and experience in financial and business matters that they are capable of utilizing the information set forth therein concerning Acquiror to evaluate the risk of investing in the Acquiror; (b) that they have been advised that the shares of Acquiror Common Stock to be issued to each of them by the Acquiror constitute "restricted securities" as defined in Rule 144 promulgated under the Act and accordingly, have not been and will not be registered under the Act, except as otherwise provided in this Agreement, and therefore, the Rare Telephony Shareholders may not be able to sell or otherwise dispose of such shares except if such shares are subject to an effective registration statement filed with the SEC, in compliance with Rule 144 or otherwise pursuant to an exemption from registration under the Act; (c) that the shares of Acquiror Common Stock are being acquired by them for their own benefit and on their own behalf for investment purposes and not with a view to, or for sale or resale in connection with, a public offering or distribution thereof; (d) that the shares of Acquiror Common Stock so issued will not be sold (I) without registration thereof under the Act (unless such shares are subject to registration or in the opinion of counsel acceptable to the Acquiror, an exemption from such registration is available), or (II) in violation of any law; (e) that the certificate or certificates representing the shares of Acquiror Common Stock comprising the Merger Consideration to be issued will be imprinted with a legend in form and substance substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR
                  OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

(f) Acquiror is hereby authorized to notify its transfer agent of the status of the shares of Acquiror Common Stock comprising the Merger Consideration, and to take such other action including, but not limited to, the placing of a "stop-transfer" order on the transfer agent's books and records to ensure compliance with the foregoing; (g) Acquiror is hereby authorized to place any other legends on the shares of Acquior Common Stock to be issued and take any other actions it believes necessary or reasonable to ensure compliance with federal and state securities laws; and (h) the shares of Acquiror Common Stock comprising the Merger Consideration to be issued will be imprinted with a legend in form and substance substantially as follows (it being understood that the actual legends may contain specific date references):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT AND PLAN OF MERGER BY AND AMONG VDC COMMUNICATIONS, INC., VOICE & DATA COMMUNICATIONS (LATIN AMERICA), INC., RARE TELEPHONY, INC., AND THE SHAREHOLDERS OF RARE TELEPHONY, INC. AND MAY NOT BE TRANSFERRED OR ENCUMBERED EXCEPT IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT."

                           (iii)    Rare  Telephony   and  the  Rare   Telephony
Shareholders have been afforded the opportunity to review and are familiar with the Reports and have based their decision to invest solely on the information contained therein, and the information contained within this Agreement and the associated exhibits and schedules, and have not been furnished with any other literature, prospectus or other information except as included in the Reports or this Agreement;

                           (iv)     The  Rare Telephony Shareholders are able to
bear the economic risks of an investment in the shares of Acquiror Common Stock comprising the Merger Consideration and that their overall commitment to their investments which are not readily marketable is not disproportionate to their net worth;

                           (v)      The Rare Telephony Shareholders have  relied
solely upon the advice of their own tax and legal advisors with respect to the tax and other legal aspects of this investment;

                           (vi)     The  Rare Telephony Shareholders acknowledge
that they have had the opportunity to ask questions of and receive answers from, and to obtain additional information from, representatives of Acquiror concerning the terms and conditions of the acquisition of the shares of Acquiror Common Stock comprising the Merger Consideration and the present and proposed business and financial condition of the Acquiror, and have had all such questions answered to its satisfaction and has been supplied all information requested; and

                           (vii)    The Rare Telephony  Shareholders  understand
that no federal or state agency has approved or disapproved the shares of Acquiror Common Stock comprising the Merger Consideration, passed upon or endorsed the merits of the transfer of such shares set forth within this Agreement or made any finding or determination as to the fairness of such shares for investment.

                  (r) Books and Records. The books of account, minute books, and other records of the Rare Companies, all of which have been made available to Acquiror, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Rare Telephony, Cash Back, and Free contain accurate and complete records of all meetings held of, and corporate action taken by, the members, the Board of Directors, and committees of the Board of Directors of Rare Telephony, Cash Back, and Free, as the case may be, and no meeting of any such members, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Rare Telephony, Cash Back, and Free as the case may be.

                  (s) Employee Benefits. None of the Rare Companies has any pension, retirement, profit sharing and bonus plans, dental plan, deferred compensation, health (other than standard medical insurance (excluding dental coverage) whereby the Rare Company pays no more than 70% of the employee's medical insurance premium, which insurance excludes the employee's family members (other than executives of the Rare Companies, as that term is defined by the Board of Directors for the Rare Companies, who may have standard medical insurance for their immediate family members whereby the Rare Company pays no more than 70% of the employee's immediate family members' medical insurance premium)), welfare, severance management, severance package or termination payment, or other similar plans for the benefit of any employees of any one of the Rare Companies, including employee plans ("Employee Benefit Plan"). Subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), none of the Rare Companies at present is, or since its organization, has been a sponsor of, party to or obligated to contribute to any employee benefit plan (as defined in Section 3(3) of ERISA), and is not, and has not been, a party to any collective bargaining agreement. None of the Rare Companies has ever been a member of a "controlled group of corporations" within the meaning of Internal Revenue Code Section 414(b) or has ever maintained a defined benefit pension plan or contributed to a multiemployer plan as defined in Section 3(37) of

ERISA. None of the Rare Companies is obligated to or (directly or indirectly) provides death benefits to any former employees or retirees. Both Rare Telephony and Cash Back have complied with all applicable provisions of the Immigration Reform and Control Act of 1986.

                  (t) Certain Payments. Since their organization, none of the Rare Companies, nor any of their directors, officers, agents, or employees, nor any other Person associated with or acting for or on behalf of any one of the Rare Companies, has directly or indirectly (a) made any contribution, gift, bribe, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services,
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of any one of the Rare Companies or any Affiliate of any one of the Rare Companies, or (iv) in violation of any Legal Requirement; or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Rare Companies.

                  (u) Stock Purchase Agreement. Pursuant to a Stock Purchase Agreement by and among Danny McGinnis, Ian Eisenberg, and Linda Kadowaki (collectively, the "Common Sellers") and Rare Telephony (then known as Washoe Technology Corporation), dated July 20, 1999 (the "Common Purchase
Agreement"), Rare Telephony purchased all of the outstanding securities of Common Concerns, Inc. (now know as Cash Back); Rare Telephony does not have any liabilities or obligations to the Common Sellers or any other Person arising out of Common Purchase Agreement.

                  (v) Dissenters' Rights. Rare Telephony has complied with the provisions of the NRS in notifying each Rare Telephony Shareholder of the availability of dissenters' rights and all Rare Telephony Shareholders have consented to the transactions contemplated by this Agreement and have, thereby, waived their entitlement to dissenters' rights.

                  (w) Statements And Other Documents Not Misleading. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Rare Telephony or the Rare Telephony Shareholders to Acquiror or Sub in connection with the Merger or the other transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Rare Telephony or the Rare Telephony Shareholders which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of any one of the Rare Companies or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

         4.2      Representations and Warranties of Acquiror and the Sub.

                  As a material inducement to Rare Telephony and the Rare Telephony Shareholders to execute this Agreement and to consummate the Merger and the other transactions contemplated hereby, Acquiror and Sub hereby make the following representations and warranties to Rare Telephony and the Rare Telephony Shareholders.

                  (a) Corporate Existence and Power. Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and the Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Acquiror and the Sub has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect on their respective businesses. Each of Acquiror and the Sub is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror owns all of the issued and outstanding shares of capital stock of the Sub, and there are no other rights or obligations of Acquiror or the Sub to issue any other shares of capital stock of the Sub.

                  (b) Due Authorization. This Agreement has been duly authorized, executed and delivered by Acquiror and the Sub and constitutes a valid and binding agreement of Acquiror and the Sub, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors' rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Acquiror and the Sub required under applicable law in order to consummate the Merger (other than the delivery of the shares of Merger Consideration) will have occurred.

                  (c) No Contravention. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated thereby will conflict with or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Acquiror or the Certificate of Incorporation or Bylaws of Sub or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of an right or obligation or to loss or a benefit under, any provision of the Certificate of Incorporation or Bylaws of Acquiror or the Certificate of Incorporation or Bylaws of Sub except, only as to clause (ii) above, such as is not reasonably likely to have a Material Adverse Effect or prevent Acquiror or Sub from consummating the transactions contemplated by this Agreement.

                  (d) Merger Consideration Authorized. Except as limited by Section 1.3(c), the shares of Acquiror Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable.

                  (e) SEC Filings. Upon request Acquiror will make available to Rare Telephony copies of its periodic reports filed pursuant to the Securities Exchange Act of 1934, as well as its proxy or information statements relating to meetings of, or actions taken without a meeting by the stockholders of Acquiror held since 1998 and all of its other reports, statements, schedules and registration statements filed with the SEC since inception, other than pre-effective amendments to such registration statements. The documents referred to in the preceding sentence are sometimes referred to herein as the "SEC Documents."

                  (f) Litigation. Except as set forth in any of the SEC Documents or Schedule 4.2(g), to the best of Acquiror's knowledge there is no formally filed lawsuit against or affecting Acquiror or Sub or any of their properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Acquiror, would have a Material Adverse Effect on Acquiror and Sub, taken as a whole, or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.


                                   ARTICLE V


                            AGREEMENTS OF THE PARTIES


         5.1      Access to Information.

                  At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Article VIII, and in each case subject to Section 5.2 below, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

         5.2      Confidentiality; No Solicitation.

                  (a) Confidentiality of Rare Telephony-Related Information. With respect to information concerning Rare Telephony that is made available to Acquiror pursuant to the terms of this Agreement, Acquiror agrees that, except in connection with the private placement and other securities purchase agreements associated therewith and except as required by or implicated by federal or state securities laws or the rules or regulations of the United States Securities and Exchange Commission or any national securities exchange, it shall hold such information in confidence, and shall not use such information except for the sole purpose of evaluating the Merger and related transactions. If this Agreement is terminated pursuant to the provisions of Article VIII, Acquiror shall immediately return all such information, all copies thereof and all information prepared by Acquiror based upon the same; provided, however, that one copy of all such material may be retained by Acquiror's legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquiror from a third party entitled to disclose it; (ii) become known publicly other than through Acquiror or any party who received the same through Acquiror, provided that Acquiror has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Acquiror; or (iv) is disclosed with the express prior written consent thereto of Rare Telephony or the Rare Telephony Shareholders. Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

                  (b)      Confidentiality  of   Acquiror-Related   Information.
With respect to information concerning Acquiror that is made available to Rare Telephony and the Rare Telephony Shareholders pursuant to the provisions of this Agreement, Rare Telephony and the Rare Telephony Shareholders agree that they shall hold such information in confidence, and shall not use such information except for the sole purpose of evaluating the Merger and the related transactions.  If this  Agreement is  terminated  pursuant to the  provisions of
Article VIII, Rare Telephony and the Rare Telephony Shareholders agree to return immediately all such information, all copies thereof and all information prepared by either of them based upon the same; provided, however, that one copy of all such material may be retained by Rare Telephony's legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Rare Telephony or the Rare Telephony Shareholders from a third party entitled to disclose it; (ii) becomes known publicly other than through Rare Telephony, the Rare Telephony Shareholders or any party who received the same through Rare Telephony or the Rare Telephony Shareholders, provided  that  Rare  Telephony  or the  Rare  Telephony  Shareholders  have  no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Rare Telephony; or (iv) is disclosed with the express prior written consent thereto of Acquiror. Notwithstanding any thing contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

                  (c)      No Solicitation. In consideration of the  substantial
expenditure of time, effort and money to be undertaken by Acquiror in connection with the transactions contemplated by this Agreement, neither the Rare Telephony Shareholders, Rare Telephony nor any Affiliate thereof will, prior to the earlier of the Closing or ninety (90) calendar days after the termination of this Agreement, directly or indirectly, through any officer, director, agent, consultant or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person or entity relating to any acquisition or purchase of assets of or any equity interest in Rare Telephony or any Affiliate thereof or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving Rare Telephony or its Affiliates (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other Person or entity any information with respect to the business, properties or assets of Rare Telephony or its Affiliates in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek a Transaction Proposal. Rare Telephony or the Rare Telephony Shareholders shall within six (6) hours notify Acquiror if any such proposal or offer, or any inquiry or contact with any Person or entity with respect thereto is made.

         5.3      Interim Operations.

         During the period from the date of this Agreement and continuing until the Closing, Rare Telephony agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Acquiror shall otherwise consent in writing) that as to the Rare Companies:

                  (a)      Ordinary Course.  Each  of  the  Rare Companies shall
                           ----------------
carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it;

                  (b)      Dividends;  Changes  in  Stock.   Each  of  the  Rare
                           -------------------------------
Companies shall not and shall not propose to (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) redeem, repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.

                  (c)      Issuance of Securities. Except for the  Merger,  none
                           -----------------------
of the Rare Companies shall sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

                  (d)      Governing Documents. None of the Rare Companies shall
                           --------------------
amend its Certificate of Incorporation, or Articles of Incorporation, as the case may be, or its Bylaws.

                  (e)      No  Dispositions.  None  of the Rare Companies  shall
                           -----------------
sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material to its business or any other assets except in the ordinary course of business consistent with prior practice.

                  (f)      Indebtedness.  None of the Rare Companies shall incur
                           -------------
any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of any one of the Rare Companies or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice.

                  (g)      Benefit Plans; Etc. None of the Rare Companies  shall
                           -------------------
adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan.

                  (h)      Compensation.  None of the Rare Companies shall grant
                           -------------
to any management level employee or officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any management level employee or officer.

                  (i)      Acquisitions.  None  of  the  Rare  Companies   shall
                           -------------
acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

                  (j)      Tax Elections.  None of the Rare Companies shall make
                           --------------
any material tax election or settle or compromise any material federal, state, local or foreign tax liability.

                  (k)      Waivers and Releases.  None  of  the  Rare  Companies
                           ---------------------
shall waive, release, grant or transfer any rights of material value or modify or change in any material respect any Corporation Agreement other than in the ordinary course of business and consistent with past practice.

                  (l)      Other Actions. None of the Rare Companies shall enter
                           --------------
into any agreement or arrangement to do any of the foregoing. None of the Rare Companies shall take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of Rare Telephony set forth in this Agreement becoming untrue in any material respect.

         5.4      Consents.

                  Acquiror, Sub, Rare Telephony and the Rare Telephony Shareholders shall cooperate and use their best efforts to obtain, prior to the Closing, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed monies shall be repaid and no contract shall be amended materially to increase the amount payable thereunder or otherwise to be materially more burdensome in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other parties hereto.

         5.5      Filings.

                  Acquiror, the Sub, Rare Telephony and the Rare Telephony Shareholders shall, as promptly as practicable, make any required filing, and any other required submissions, under any law, statute, order rule or regulation with respect to the Merger and the related transactions and shall cooperate with each other with respect to the foregoing and any shareholder of the Acquiror who has an obligation to file a Schedule 13D shall do so prior to the Closing.

         5.6      All Reasonable Efforts.

                  Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective shareholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the Merger and the other transactions contemplated by this Agreement.

         5.7      Public Announcements.

                  Acquiror and Rare Telephony shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consultation with the other parties, except as may be required by law or, with respect to Acquiror, by obligations pursuant to any listing agreement with any national securities exchange or as otherwise deemed reasonable or necessary in the sole discretion of Acquiror's counsel. The Rare Telephony Shareholders shall not issue any other press release or make any other public statement with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement.

         5.8      Notification of Certain Matters.

                  Rare Telephony and the Rare Telephony Shareholders shall give prompt notice to Acquiror, and Acquiror and the Sub shall give prompt notice to Rare Telephony and the Rare Telephony Shareholders, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of their representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to Rare Telephony and the Rare Telephony Shareholders, at or prior to the Closing, and, as to Acquiror and Sub, as of the Closing and (b) any material failure of Rare Telephony and the Rare

Telephony Shareholders, on the one hand, or Acquiror or the Sub, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

         5.9      Expenses.

                  Except as otherwise expressly provided herein, all costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated. Without limiting the generality of the foregoing, neither Rare Telephony nor Sub (including the Surviving Corporation) will be responsible for the legal fees (or fees of other advisors or experts) of the Rare Telephony Shareholders.

         5.10     Registration Rights; Resale Restrictions

                  (a) In accordance with the terms and conditions of Registration Rights Agreements to be provided by the Acquiror (in substantially the form attached hereto as Exhibit 5.10), Acquiror shall offer piggy back registration rights for the following shares of Acquiror Common Stock: (i) the Investment Banking Shares; (ii) 50,000 shares of Acquiror Common Stock issued in the name of Peter J. Salzano in connection with the Merger (the "Salzano Registerable Shares"); and (iii) 45,000 shares of Acquiror Common Stock issued in the name of Robert Paterno in connection with the Merger (the "Paterno Registerable Shares") Other than as set forth above, there are no registration rights associated with the Merger Consideration. The Acquiror's registration rights obligations in accordance with this paragraph shall extend only to the inclusion of the Investment Banking Shares, the Salzano Registerable Shares, and the Paterno Registerable Shares (collectively, the "Registerable Shares") in a Registration Statement filed under the Act. The Acquiror shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Registerable Shares or to otherwise assume any responsibility for the manner, price or terms of the distribution of the Registerable Shares. Furthermore, the Acquiror shall not be restricted in any manner from including within the Registration Statement the distribution, issuance or resale of any of its or any other securities.

                  (b) In addition to any restrictions on the sale, offering, or transfer pursuant to federal or state securities laws (and the rules and regulations thereunder), the shares of Acquiror Common Stock constituting the Merger Consideration shall be subject to the following restrictions upon resale (the "Restrictions"): 34% of the holder's Acquiror Common Stock no earlier than one (1) year following the Closing; an additional 33% of the holder's Acquiror Common Stock no earlier than two (2) years following the Closing; and the remaining 33% of the holder's Acquiror Common Stock no earlier than three (3) years following the Closing. Notwithstanding the foregoing, the Registerable Shares shall not be subject to the Restrictions; provided however: (i) the Registerable Shares will remain subject to any restrictions on the sale, offering, or transfer pursuant to federal or state securities laws (and the rules and regulations thereunder); and (ii) the shares of Acquiror Common Stock issued to both Peter J. Salzano and Robert Paterno pursuant to this Merger Agreement (other than the Salzano Registerable Shares and the Paterno Registerable Shares, as the case may be), shall remain subject to the Restrictions. THE RARE TELEPHONY SHAREHOLDERS ACKNOWLEDGE THAT THE SHARES CONSTITUTING THE MERGER CONSIDERATION ARE SUBJECT TO FORFEITURE.

                  (c) Notwithstanding the foregoing, the Restrictions shall immediately expire (and counsel for Acquiror shall send a letter to Acquiror's transfer agent instructing the transfer agent to remove the Restriction legends from all certificates representing outstanding shares of Acquiror Common Stock constituting the Merger Consideration) if and only if the Acquiror upon direction from its Board of Directors: (1) completely shuts down the operations of all of the Rare Companies; and (2) fires, other than five (5) or fewer individuals, all employees, consultants, and agents of all of the Rare Companies. Moreover, if a Rare Telephony Shareholder dies prior to the expiration of the Restrictions, the Restrictions on the shares of Acquiror Common Stock issued in the name of the deceased Rare Telephony Shareholder only shall immediately expire (and counsel for Acquiror shall send a letter to
Acquiror's   transfer  agent  instructing  the  transfer  agent  to  remove  the
Restriction legends from all certificates representing outstanding shares of Acquiror Common Stock issued in the name of the deceased Rare Telephony
Shareholder) upon the estate of the deceased Rare Telephony Shareholder providing the Acquiror's counsel with an original death certificate for the deceased Rare Telephony Shareholder. It is understood that the Restrictions to be removed, if removed, in accordance with this Section 5.10(c) are contractual restrictions on resale. The removal of the Restrictions shall not in any way impact or relieve any Rare Telephony Shareholder from compliance with any and all federal or state securities laws (and the rules and regulations thereunder).

         5.11     Documents at Closing.

                  Each party to this Agreement agrees to execute and deliver at the Closing those documents identified in Section 2.2 which are required to be executed and delivered by such party.

         5.12     Prohibition on Trading in Acquiror and Sub Stock.

                  Rare Telephony and the Rare Telephony Shareholders acknowledge that the United States securities laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Acquiror or Sub, or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities of the Acquiror or Sub. Accordingly, the Rare Telephony Shareholders agree that they will not purchase or sell any securities of the Acquiror or Sub, or communicate such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities of the Acquiror or Sub, until no earlier than 72 hours following the dissemination of a Current Report on Form 8-K to the SEC announcing the Closing pursuant to this Agreement.

         5.13     Production of Schedules and Exhibits.

                  Within fifteen (15) calendar days of the execution of this Agreement each of the parties hereto shall produce to the other parties, to the extent not previously done, all of the Schedules and Exhibits required to be produced pursuant to this Agreement. The Schedules and Exhibits produced subsequent to the execution of this Agreement, shall be given such force and effect as though such Schedules and Exhibits were produced upon execution of this Agreement.

         5.14     Loan Documents

                  On the terms and conditions set forth in the Funding Agreement attached hereto as Exhibit 5.14 and made a part hereto, the Acquiror shall provide limited financing to Rare Telephony.

         5.15     Acknowledgment of Approvals.

                  By virtue of their respective signatures to this Agreement, Acquiror, Sub, Rare Telephony and the Rare Telephony Shareholders acknowledge their approval of this Agreement and their consent to the consummation of the transactions identified herein.

         5.16     Audit.

                  After the Closing, Rare Telephony and the Rare Telephony Shareholders shall cooperate with Acquiror, its accountants and representatives in furnishing information on the Rare Companies and their businesses for the purposes of conducting an audit of the Rare Companies, and, without limiting the generality of the foregoing, shall provide, execute and deliver standard and customary management representation letters.

         5.17     Appointment to Board of Directors.

                  For the six (6) months following the Effective Time, the Rare Telephony Shareholders shall have the right, upon the delivery to Acquiror of a written consent of a majority of the Rare Telephony Shareholders (as opposed to the written consent of a majority of the shares held by the Rare Telephony Shareholders in either Rare Telephony or the Acquiror), to designate one person to attend, either telephonically or in person, all meetings of the Board of Directors of the Acquiror (the "Attendance Right"). The Attendance Right (i.e. the right to have a designate attend, either telephonically or in person, all meetings of the Board of Directors of the Acquiror) shall expire on the calendar day after the six month anniversary of the Effective Time. The Attendance Right shall not extend to meetings of the committees of the Acquiror's Board of Directors. Additionally, on or before September 15, 2000, the Rare Telephony Shareholders shall have the right, upon the delivery to Acquiror of a written consent of a majority of the Rare Telephony Shareholders (as opposed to the written consent of a majority of the shares held by the Rare Telephony Shareholders in either Rare Telephony or the Acquiror), to designate one person to be elected to the Acquiror's Board of Directors (the "Rare Telephony Candidate"). If, and only if, the Rare Telephony Candidate is an acceptable candidate for serving on the Acquiror's Board of Directors (in the sole discretion of the members of the Acquiror's Board of Directors), then the members of the Acquiror's Board of Directors shall elect the Rare Telephony
Candidate to serve as a Class II member of the Acquiror's Board of Directors with a term to expire at the annual meeting of the Acquiror's stockholders held in 2000. The right of the Rare Telephony Shareholders to designate a Rare Telephony Candidate shall expire at 5:01 p.m. Eastern Standard Time on September 15, 2000. If the Rare Telephony Shareholders designate a Rare Telephony Candidate and the members of Acquiror's Board of Directors elect the Rare
Telephony Candidate to the Acquiror's Board of Directors then the Attendance Right shall immediately expire.

         5.18     Consents from Rare Telephony Shareholders.

                  To the extent the Rare Telephony  Shareholders receive options to purchase shares of Acquiror common stock pursuant to the Acquiror's 1998 Stock Incentive Plan, as Amended (the "Plan") in connection with their serving as employees of or consultants to Acquiror or its subsidiaries (as defined in the Plan), all such Rare Telephony Shareholders agree to approve any amendment(s) to the Plan approved by the Acquiror's Board of Directors in the six months following the Effective Date.

         5.19     Vrabel Indemnification.

                  Rare Telephony (then known as Washoe Technology Corporation) and Cash Back executed on March 7, 2000 a promissory note in the principal amount of $200,000.00 bearing interest at the rate of 15% per annum in favor of Platt & Platt, a partnership (the "Platt Note"). The Sub shall indemnify and hold harmless Thomas J. Vrabel against any damage or cost (including reasonable attorney's fees) incurred by Mr. Vrabel arising out of his personal guarantee of the Platt Note if, and only if, the said damage or cost is incurred due to the fact that: (1) Rare Telephony and/or Cash Back are (is) in default under the Platt Note pursuant to Section 8(a) through 8(f) of the Platt Note; and (2) said default has occurred due to the fact that the treasurer of Sub has not timely approved payment of the Platt Note. In no event shall Acquiror indemnify Mr. Vrabel hereunder if the source of the default is Section 8(g) of the Platt Note or any provision of an Agreement by and among Rare Telephony (then known as Washoe Technology Corporation), Cash Back and Platt and Platt, dated March 6, 2000.


                                   ARTICLE VI


                    CONDITIONS TO CONSUMMATION OF THE MERGER

         6.1 Conditions to Obligations of Rare Telephony and the Rare Telephony Shareholders.

                  The obligations of Rare Telephony and the Rare Telephony Shareholders to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Rare Telephony and the Rare Telephony Shareholders) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

                  (a) The representations and warranties of Acquiror and the Sub set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

                  (b) The approval of the Merger by the Board of Directors of Rare Telephony and the Rare Telephony Shareholders in accordance with the provisions of the NRS shall not have been revoked or altered in any way.

                  (c) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

         6.2      Conditions to Acquiror's and the Sub's Obligations.

                  The obligations of Acquiror and the Sub to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Acquiror) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

                  (a) On or before the Closing, Rare Telephony shall have secured general releases from each of its directors, officers, consultants, employees and shareholders agreeing to (and to the extent requested by the Acquiror the directors, officers, and employees of Cash Back): (i) release Rare Telephony, Cash Back, and Free from any and all claims, liabilities, obligations and demands; (ii) terminate any employment agreements with Rare Telephony, Cash Back, or Free; and (iii) terminate any shareholder agreements.

                  (b) On or before the Closing, each of the Rare Companies shall have secured the resignation of each of its directors and officers to the extent requested by Acquiror.

                  (c) No Rare Telephony Shareholder shall have filed with Rare Telephony, prior to the Rare Telephony shareholder meeting at which a vote is to be taken with respect to a proposal to approve this Agreement, a written notice of intent to demand payment for his shares if the proposed action is effectuated, as required by the NRS in order for such shareholder to perfect the right to dissent from such proposed action.

                  (d) The representations and warranties of Rare Telephony and the Rare Telephony Shareholders set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

                  (e) Rare Telephony and the Rare Telephony Shareholders shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement.

                  (f) There shall be delivered to Acquiror and Sub an officer's certificate of Rare Telephony to the effect that all of the representations and warranties of Rare Telephony set forth herein are true and complete in all respects as of the Closing, and that Rare Telephony has complied in all material respects with covenants and agreements set forth herein required to be complied with by the Closing, and there shall be delivered to Acquiror and Sub a certificate signed by the Rare Telephony Shareholders to the effect that the representations and warranties of the Rare Telephony Shareholders set forth herein are true and correct in all material respects and that the Rare Telephony Shareholders have complied in all material respects with their covenants and agreements set forth herein required to be complied with by Closing.

                  (g) Rare Telephony and the Rare Telephony Shareholders shall have executed and delivered the Escrow Agreement to Acquiror and the Escrow Agent.

                  (h) Acquiror and Sub shall have completed prior to the Closing, to their satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, businesses and prospects of Rare Telephony.

                  (i) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.

                  (j) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

                  (k)      Acquiror's   and   Sub's   Board  of  Directors,  and
shareholders to the extent necessary, shall have approved the Merger in accordance with the DGCL.

                  (l) The approval of the Merger by the Board of Directors of Rare Telephony and the Rare Telephony Shareholders in accordance with the provisions of the NRS shall not have been revoked or altered in any way.

                  (m) The Rare Telephony and Cash Back employees and consultants listed on Schedule 6.2(m) have terminated their existing employment agreements or consultant agreements, as the case may be, and

                           (1)      Armando Medina, Timothy Grace,  Godwin Cruz,
Christopher LeFebvre, Alberto Roman, Debra Santa Lucia, Ivel Turner, and Williams Jean Charles shall have entered into new employment agreements with Sub in the form attached hereto as Exhibit 6.2(m)(1);

                           (2)      Rosaria  Ventola and Toni Ann Afflitto shall
have entered into new employment agreements with Sub in the form attached hereto as Exhibit 6.2(m)(2)

                           (3)      Arthur Scuttaro, Thomas Vrabel,  and  Robert
Paterno shall have entered into new employment agreements with Sub in the form attached hereto as Exhibit 6.2(m)(3);

                           (4)      Thomas  Salzano  shall have  entered  into a
new consulting agreement with Sub in the form attached hereto as Exhibit 6.2(m)(4); and

                           (5)      Peter J. Salzano  shall have  entered into a
new consulting agreement with Sub in the form attached hereto as Exhibit 6.2(m)(5).

                  (n) Rare Telephony, Cash Back, and Free shall not have more than $300,000 of indebtedness, on a consolidated basis (as determined to the sole satisfaction of Acquiror) (the "Remaining Indebtedness"); $200,000 of the Remaining Indebtedness shall bear interest at 15% per annum (provided, however, that if the creditor for the $200,000 indebtedness shall be an officer, director, consultant, agent or Affiliate of any Rare Company, then said indebtedness shall bear interest at the rate of 8% per annum); $100,000 of the Remaining Indebtedness shall bear interest at 8% per annum; the Remaining Indebtedness shall have a maturity date of three years from Closing (or later) and shall be able to be prepaid without penalty. A $50,000 loan by Thomas J. Vrabel to any one or more of the Rare Companies shall be extinguished as of Closing. The Remaining Indebtedness shall exclude trade debt, accounts payable, and accrued expenses. At Closing, the Rare Companies on a consolidated basis shall not have more than, in the aggregate, $450,000 of trade debt, accounts payable, and accrued expenses (excluding salaries).

                  (o) Rare Telephony shall have executed and delivered the Funding Agreement to Acquiror.


                                  ARTICLE VII

                                 INDEMNIFICATION


         7.1      Indemnification.

                  (a)      Rare Telephony and Rare Telephony  Shareholders.  The
                           ------------------------------------------------
Rare Telephony Shareholders shall jointly and severally, indemnify, defend and hold harmless Acquiror, Sub, and their respective Representatives, stockholders, controlling persons, and affiliates from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by Acquiror, Sub, or their respective Representatives, stockholders, controlling persons, or affiliates which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant of Rare Telephony or the Rare Telephony Shareholders contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Rare Telephony or the Rare Telephony Shareholders pursuant hereto or in connection with the transactions contemplated hereby or thereby.

                  (b)      Acquiror and Sub.  Acquiror and Sub  shall indemnify,
                           -----------------
defend and hold harmless Rare Telephony and the Rare Telephony Shareholders from and against any and all Claims, as defined at Subsection 7.1(a) above, incurred by Rare Telephony and/or the Rare Telephony Shareholders which arise out of or result from a misrepresentation, breach of warranty or breach of any covenant of Acquiror and Sub contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Acquiror or the Sub pursuant hereto or in connection with the transactions contemplated hereby or thereby.

                  (c)      Escrow Claim.   Upon notice  to  the  Rare  Telephony
                           -------------
Shareholders (or any one of them as specified in the Escrow Agreement) specifying in reasonable detail the basis for such setoff, either Acquiror or Sub may give notice of a Claim under the Escrow Agreement in such amount to which it may be entitled under this Article VII. Neither the exercise of nor the failure to give a notice of a Claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                  (d)      Right to  Indemnification  Not Affected by Knowledge.
                           -----------------------------------------------------
The right to indemnification or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, or other remedy based on such representations, warranties, covenants, and obligations.

                  (e)      Methods  of  Asserting  Claims  for  Indemnification.
                           -----------------------------------------------------
All claims for indemnification under this Agreement shall be asserted as follows:

                           (i)      Third  Party  Claims.  In the event that any
                                    ---------------------
Claim for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"); provided, however, that the failure to notify the Indemnitor will not relieve the Indemnitor of any liability that it may have to any Indemnitee, except to the extent that the Indemnitor demonstrates that the defense of such action is materially prejudiced by the Indemnitee's failure to give such notice. The Indemnitor shall have thirty (30) calendar days (or, if shorter, a period to a date not less than ten (10) calendar days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) calendar days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and
(b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

                           If the  Indemnitee  desires to  participate  in,  but
not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense (provided that the Indemnitee is entitled to such reimbursement under this Agreement).

                           (ii)     Non-Third  Party Claims.  In the event  that
                                    ------------------------
the Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim, then the Indemnitee and the Indemnitor shall attempt to resolve the dispute in good faith and if such attempts shall fail shall be free to commence arbitration pursuant to Section 9.7.


                                  ARTICLE VIII

                                   TERMINATION

         8.1      Termination.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

                  (a) by written consent of all of the following: the Rare Telephony Shareholders and the boards of directors of Acquiror, the Sub, and Rare Telephony;

                  (b)      by either of Acquiror or Sub:

                  (i) if the Closing shall not have occurred on or before June 30, 2000 (or such later date upon the mutual written agreement of the parties); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before that date; or

                  (ii) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                  (c) by Rare Telephony and the Rare Telephony Shareholders if any of the conditions specified in Section 6.1 have not been materially met and the sole remedy of Rare Telephony and the Rare Telephony Shareholders in that event, shall be either to waive such failure and proceed to close hereunder, or to terminate this Agreement in which event neither Rare Telephony and the Rare Telephony Shareholders nor Acquiror shall have any claim or action against the other (other than as provided for in Section 8.2); or

                  (d) by Acquiror and Sub if any of the conditions specified in Section 6.2 have not been met and the sole remedy of Acquiror and Sub in that event, shall be either to waive such failure and proceed to close hereunder, or to terminate this Agreement in which event neither Acquiror and the Sub nor Rare Telephony and the Rare Telephony Shareholders shall have any claim or action against the other (other than as provided for in Section 8.2).

         8.2      Notice and Effect of Termination.

                  (a) In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect without any liability on the part of any party or its directors, officers or shareholders, except for the provisions of this Section
8.2 and Sections 5.2, 5.7, 5.9, 8.1, and 9.7 which shall survive any termination of this Agreement. Nothing contained in this Section 8.2 shall relieve any party from any liability for any breach of this Agreement provided that the sole remedy available to Rare Telephony and the Rare Telephony Shareholders for any breach of this Agreement by Acquiror or Sub shall be as set forth in Section 7.1 hereof and provided, further, that, to the maximum extent permitted by law, in no event shall Acquiror, Sub, or their officers, directors, employees or agents be liable to either Rare Telephony or any Rare Telephony Shareholder(s) or any other person or entity for any indirect, special, incidental, punitive or consequential losses or damages, including without limitation loss of revenue, loss of customers or clients, loss of goodwill or loss of profits arising in any manner from this Agreement or the performance or non-performance of obligations hereunder, even if such party has been advised of the possibility of such damages.

                  (b)      If:  (1)  Acquiror  or  Sub  shall   terminate   this
Agreement pursuant to Section 8.1(d) (provided that the basis for said termination is that the condition(s) set forth in Sections 6.2(a), 6.2(b), 6.2(c), 6.2(d), 6.2(e), 6.2(g), 6.2(l), 6.2(m), 6.2(n), or 6.2(o) have not been satisfied), (2) Rare Telephony or the Rare Telephony Shareholders terminate this Agreement pursuant to Section 8.1(c) (provided that the basis for said termination is that the conditions set forth in Sections 6.1(b) have not been satisfied, or (3) Section 5.2(c) is violated or any of the officers, directors, employees or consultants of any one of the Rare Companies receives any information regarding a Transaction Proposal at any time between the date of this Agreement and 90 calendar days following the termination of this Agreement, this Agreement is terminated by any party hereto, and within twelve months of any such termination of this Agreement, a definitive agreement with respect to a Transaction Proposal is entered into or a transaction with respect to a Transaction Proposal is consummated, (each of the foregoing being a "Fee Event") then Rare Telephony shall immediately pay to the Acquiror, by wire transfer or immediately available funds, TWO MILLION DOLLARS AND NO/100 ($2,000,000.00).

                  (c) The parties acknowledge that the payments described in Section 8.2(b) are a payment of liquidated damages which are paid in lieu of damages and as a genuine pre-estimate of the damages which the Acquiror will suffer or incur as a result of the event giving rise to such damages and resultant termination of this Agreement, are not penalties and are the sole monetary remedy of the Acquiror (other than the repayment of loans made by Acquiror to Rare Telephony and Cash Back which shall remain on the terms set forth in the relevant loan documents). Nothing herein shall preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants and agreements set forth in this Agreement or otherwise to obtain specific performance of any such covenant or agreement, without the necessity of posting bond or security in connection therewith.

         8.3      Extension; Waiver.

                  Any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         8.4      Amendment and Modification.

                  This Agreement may be amended by written agreement of all of the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of Acquiror, the Sub, Rare Telephony and the Rare Telephony Shareholders.


                                   ARTICLE IX

                                  MISCELLANEOUS


         9.1      Survival of Representations and Warranties.

                  The respective representations and warranties of Acquiror, the Sub, Rare Telephony and the Rare Telephony Shareholders shall not be deemed waived or otherwise affected by any investigation made by any party. Each representation and warranty shall survive the Closing through all applicable statutes of limitations.

         9.2      Notices.

                  All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by telegraph, telex or facsimile transmission (receipt confirmed) (provided that telegraph, telex or facsimile notice shall be deemed received on the next business day if received after 5:00 p.m. Eastern Standard Time), (ii) on the next day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the following addresses:

                  (a)      if  to   Rare  Telephony   or   the  Rare   Telephony
Shareholders, or any one of them, at:

                           Thomas J. Vrabel
                           Rare Telephony, Inc.
                           657 Main Street, Suite 301
                           P.O. Box 9101
                           Passaic, NJ  07055-9101
                           Facsimile: (973) 779-7991

                  (b)      if to Acquiror or the Sub at:

                           Frederick A. Moran
                           VDC Communications, Inc.
                           75 Holly Hill Lane
                           Greenwich,  CT  06830
                           Facsimile: (203) 552-0908

                           with a copy to:

                           Louis D. Frost, Esq.
                           VDC Communications, Inc.
                           75 Holly Hill Lane
                           Greenwich,  CT  06830
                           Facsimile: (203) 552-0908


         9.3      Entire Agreement; Assignment.

                  This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

         9.4      Binding Effect; Benefit.

                  This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Except as otherwise provided in this Agreement, nothing in this Agreement is intended to confer on any Person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.5      Headings.

                  The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6      Counterparts.

                  This Agreement may be executed in multiple counterparts each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by exchange of facsimile copies showing the signatures of the parties, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the Agreement requiring no further execution.

         9.7      Governing Law; Arbitration.

                  This  Agreement   shall  be  governed  by  and  construed  and
interpreted in accordance with the laws of the State of Connecticut applicable to contracts executed and to be performed entirely within said State. All controversies or claims arising out of or relating to this Agreement shall be determined by binding arbitration applying the laws of the State of Connecticut. The arbitration shall be conducted at Acquiror's offices in Greenwich, Connecticut, or at such other location designated by Acquiror, before the American Arbitration Association. The decision of the arbitrator(s) shall be final and binding upon the parties, and judgment may be obtained thereon in any court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties thereto unless the award otherwise provides. Nothing herein shall preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants and agreements set forth in this Agreement or otherwise to obtain specific performance of any such covenant or agreement, without the necessity of posting bond or security in connection therewith.

         9.8      Severability.

                  The invalidity or unenforceability of any term of this Agreement shall not affect the validity or enforceability of this Agreement or any of its other terms; in the event that any court or arbitrator determines that any provision of this Agreement is invalid or unenforceable, as the case may be, then, and in either such event, neither the enforceability nor the validity of said paragraph or section as a whole shall be affected. Rather, the scope of said paragraph or section shall be revised by the court or arbitrator as little as possible to make the paragraph or section enforceable. If the court or arbitrator will not revise said paragraph or section, then this Agreement shall be construed as though the invalid or unenforceable term(s) were not included herein.

         9.9      Release and Discharge.

                  By virtue of their execution of this Agreement, as of the Closing and thereafter, any and all Rare Telephony directors, officers and shareholders hereby agree to release, remise and forever discharge Rare Telephony, Cash Back, and Free from and against any and all debts, obligations, liabilities and amounts owing from Rare Telephony, Cash Back or Free prior to the Closing, and none of Rare Telephony, Cash Back and Free is obligated to take any action or make any payments to third parties on behalf of the Rare Telephony Shareholders.

         9.10     Construction.

                  This Agreement and any related instruments will not be construed more strictly against one party then against the other by virtue of the fact that drafts may have been prepared by counsel for one of the parties, it being recognized that this Agreement and any related instruments and documents are the product of negotiations between the parties and that the parties have contributed to the final preparation of this Agreement and all related instruments and documents.

         9.11     Read and Understood.

                  Each party acknowledges that (i) it has carefully read this Agreement, (ii) it has had the assistance of legal counsel of its choosing (and such other professionals and advisors as it has deemed necessary) in the review and execution hereof, (iii) the meaning and effect of the various terms and provision hereof have been fully explained to it by such counsel, (iv) it has conducted such investigation, review and analysis as it has deemed necessary to understand the provisions of this Agreement and the transactions contemplated hereby, and (v) it has executed this Agreement of its own free will.

         9.12     Remedies Cumulative.

                  Except as otherwise expressly provided herein, each of the rights and remedies of the parties set forth in this Agreement shall be cumulative with all other such rights and remedies, as well as with all rights and remedies of the parties otherwise available at law or in equity.

         9.13     Certain Definitions.

                  As used herein:

                  (a)      "Act" means the Securities Act of 1933, as amended;


                  (b) "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended to date (the "Exchange Act");

                  (c) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in Greenwich, Connecticut;

                  (d) "Dissenting Shares" shall mean the shares of Rare Telephony Common Stock held by the Dissenting Shareholders, as such term is defined in Section 1.5;

                  (e) "Employee Benefit Plan" means any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any employment contract, employee loan, incentive compensation, profit sharing, retirement, pension, deferred compensation, severance, termination pay, stock option or purchase plan, guaranteed annual income plan, fund or arrangement, payroll incentive, policy, fund, agreement or arrangement, non-competition or consulting agreement, hospitalization, disability, life or other insurance plan, or other employee fringe benefit program or plan, or any other plan, payroll practice, policy fund agreement or arrangement similar to or in the nature of the foregoing, oral or written;

                  (f) "Escrow Agent" means that person or entity mutually agreed upon by the parties hereto to act as escrow agent to hold, safeguard and disburse the Escrow Shares (as such term is defined in Section 1.3) pursuant to the terms and conditions of this Agreement;

                  (g)      "Governmental Body" means any:

                           (i)      nation, state, county, city, town,  village,
district, or other jurisdiction of any nature;

                           (ii)     federal, state, local,  municipal,  foreign,
or other government;

                           (iii)    governmental or quasi-governmental authority
of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                           (iv)     multinational organization or body; or

                           (v)      body  exercising,  or  entitled to exercise,
any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  (h) "Knowledge" shall mean the actual current knowledge of the executive management of the party to this Agreement to whom knowledge is ascribed together with the knowledge such executive management should reasonably be expected to have in the performance of its duties and responsibilities;

                  (i) "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                  (i) "Funding Agreement" shall have the meaning set forth in Section 5.14.

                  (j) "Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole.

                  (k) "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                  (l)      "Person"   means    any   individual,    corporation,
partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof; and

                  (m) "Representative" shall mean with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                  (n) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which is owned directly or indirectly, or a majority of the board of directors of which may be elected, by such entity.

                  IN WITNESS WHEREOF, Acquiror, Sub, Rare Telephony and the Rare Telephony Shareholders have caused this Agreement to be signed by their respective officers hereunto duly authorized, effective as of the date first written above.


Attest:                                                      VDC COMMUNICATIONS, INC.


By:  /s/ Clay Moran                                          By:   /s/ Frederick A. Moran
   ----------------------------------                           --------------------------------
                                                                   Frederick A. Moran
                                                                   Chief Executive Officer


Attest:                                                      VOICE & DATA COMMUNICATIONS (LATIN AMERICA), INC.


By:  /s/ Clay Moran                                          By:   /s/ Frederick A. Moran
   ----------------------------------                           --------------------------------
                                                                   Frederick A. Moran
                                                                   Chief Executive Officer


Attest:                                                      RARE TELEPHONY, INC.


By:  /s/ Debra Santa Lucia                                   By:   /s/ Thomas J. Vrabel
   ----------------------------------                           --------------------------------
                                                                   Thomas J. Vrabel
                                                                   Chief Executive Officer and President


Witness                                                      RARE TELEPHONY SHAREHOLDERS

/s/ Debra Santa Lucia                                        /s/ Thomas J. Vrabel
-------------------------------------                        -----------------------------------
Name:  Debra Santa Lucia                                     Signature
     --------------------------------                        Name: Thomas J. Vrabel
Address:
        -----------------------------

                                       44

-------------------------------------                        Address:
                                                                     ---------------------------

                                                             -----------------------------------
                                                             Ownership Percentage:
                                                             [signatures continue onto next page]

Witness

/s/ Debra Santa Lucia                                        /s/ Peter J. Salzano
-------------------------------------                        -----------------------------------
Name:  Debra Santa Lucia                                     Signature
     --------------------------------                        Name: Peter J. Salzano
Address:                                                     Address:
        -----------------------------                                ---------------------------

-------------------------------------                        -----------------------------------
                                                             Ownership Percentage:

Witness

/s/ Debra Santa Lucia                                        /s/ Armando Medina
-------------------------------------                        -----------------------------------
Name:  Debra Santa Lucia                                     Signature
     --------------------------------                        Name: Armando Medina
Address:                                                     Address:
        -----------------------------                                ---------------------------

-------------------------------------                        -----------------------------------
                                                             Ownership Percentage:


Witness

/s/ Debra Santa Lucia                                        /s/ Christopher LeFebvre
-------------------------------------                        -----------------------------------
Name:  Debra Santa Lucia                                     Signature
     --------------------------------                        Name: Christopher LeFebvre
Address:                                                     Address:
        -----------------------------                                ---------------------------

-------------------------------------                        -----------------------------------
                                                             Ownership Percentage:


Witness

/s/ Debra Santa Lucia                                        /s/ Arthur Scuttaro
-------------------------------------                        -----------------------------------
Name:  Debra Santa Lucia                                     Signature
     --------------------------------                        Name: Arthur Scuttaro
Address:                                                     Address:
        -----------------------------                                ---------------------------

-------------------------------------                        -----------------------------------
                                                             Ownership Percentage:


Witness

/s/ Chris Peterson                                           /s/ Debra Santa Lucia
-------------------------------------                        -----------------------------------


                                       45

Name:  Chris Peterson                                        Signature
     --------------------------------                        Name: Debra Santa Lucia
Address:                                                     Address:
        -----------------------------                                ---------------------------

-------------------------------------                        -----------------------------------
                                                             Ownership Percentage:


Witness
                                                             /s/ Peter J. Salzano, President
/s/ Debra Santa Lucia                                        -----------------------------------
-------------------------------------                        Signature
Name:  Debra Santa Lucia                                     Name:  Network Consulting Group, Inc.
     --------------------------------                             --------------------------------
Address:                                                     Address:
        -----------------------------                                ---------------------------

                                                             -----------------------------------
                                                             Ownership Percentage:

                                                             [signatures continue onto next page]


Witness

/s/ Debra Santa Lucia                                        /s/ Robert Paterno
-------------------------------------                        -----------------------------------
Name:  Debra Santa Lucia                                     Signature
     --------------------------------                        Name:  Robert Paterno
Address:                                                     Address:
        -----------------------------                                ---------------------------

-------------------------------------                        -----------------------------------
                                                             Ownership Percentage:


Witness

/s/ Debra Santa Lucia                                        /s/ Paul Kaufman
-------------------------------------                        -----------------------------------
Name:  Debra Santa Lucia                                     Signature
     --------------------------------                        Name:  Paul Kaufman
Address:                                                     Address:
        -----------------------------                                ---------------------------

-------------------------------------                        -----------------------------------
                                                             Ownership Percentage:


Witness

/s/ Debra Santa Lucia                                        /s/ Richard Roccia
-------------------------------------                        -----------------------------------
Name:  Debra Santa Lucia                                     Signature
     --------------------------------                        Name:  Richard Roccia
Address:                                                     Address:
        -----------------------------                                ---------------------------

-------------------------------------                        -----------------------------------
                                                             Ownership Percentage:


                                       46

Witness

/s/ Debra Santa Lucia                                        /s/ Timothy Grace
-------------------------------------                        -----------------------------------
Name:  Debra Santa Lucia                                     Signature
     --------------------------------                        Name:  Timothy Grace
Address:                                                     Address:
        -----------------------------                                ---------------------------

-------------------------------------                        -----------------------------------
                                                             Ownership Percentage:


Witness

/s/ Debra Santa Lucia                                        /s/ Godwin Cruz
-------------------------------------                        -----------------------------------
Name:  Debra Santa Lucia                                     Signature
     --------------------------------                        Name:  Godwin Cruz
Address:                                                     Address:
        -----------------------------                                ---------------------------

-------------------------------------                        -----------------------------------
                                                             Ownership Percentage:


Witness

/s/ Debra Santa Lucia                                        /s/ Alberto Roman
-------------------------------------                        -----------------------------------
Name:  Debra Santa Lucia                                     Signature
     --------------------------------                        Name:  Alberto Roman
Address:                                                     Address:
        -----------------------------                                ---------------------------

-------------------------------------                        -----------------------------------
                                                             Ownership Percentage:



Witness

/s/ Debra Santa Lucia                                        /s/ Ivel Turner
-------------------------------------                        -----------------------------------
Name:  Debra Santa Lucia                                     Signature
     --------------------------------                        Name:  Ivel Turner
Address:                                                     Address:
        -----------------------------                                ---------------------------

-------------------------------------                        -----------------------------------
                                                             Ownership Percentage:


Witness

/s/ Debra Santa Lucia                                        /s/ Williams Jean Charles
-------------------------------------                        -----------------------------------
Name:  Debra Santa Lucia                                     Signature
     --------------------------------                        Name:  Williams Jean Charles
Address:                                                     Address:
        -----------------------------                                ---------------------------

-------------------------------------                        -----------------------------------
                                                             Ownership Percentage:


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